Exhibit 99.1

FOR IMMEDIATE RELEASE

UNIVERSAL AMERICAN CORP. WRITES DOWN 2007 EARNINGS RELATED TO
ITS SUB-PRIME MORTGAGE HOLDINGS

RYE BROOK, N.Y., March 17, 2008 — Universal American Corp. (NYSE: UAM) (the Company) today announced that in connection with the finalization of its 2007 Form 10-K filed with the Securities and Exchange Commission today, it has determined that it will write down certain of its sub-prime holdings to market value as of December 31, 2007.  Subsequent to the Company’s fourth quarter and full year earnings release on February 19, 2008, the Company concluded, and its auditors concurred, that the market value of these securities became other than temporarily impaired as of December 31, 2007. The total non-cash write down through Universal American’s 2007 statement of operations will be $26.7 million after-tax.

This after-tax impairment had already been reflected as an unrealized loss in the preliminary balance sheet data that Universal American presented in connection with its earnings release on February 19, 2008.

The majority of the Company’s sub-prime holdings are in senior or senior-mezzanine level tranches which have preferential liquidation characteristics. These securities have an average S&P rating of AA+ and although none of these securities have experienced credit downgrades, twelve securities, including eleven of the fourteen securities that have been written down through income, have been placed on negative credit watch by rating agencies.

The Company continues to review the estimated fair values indicated by pricing provided by a third party pricing service and anticipates that there will be further impairments on these securities in the first quarter, as prices have continued to decline since December 31, 2007.  However, the Company believes that it will recover principal and interest greater than the market prices currently indicate.

About Universal American Corp.

Universal American offers a diverse range of healthcare products — including health insurance, managed care, and prescription drug benefits — through its subsidiaries. Its companies are collectively among the leading providers of Medicare Advantage and Medicare prescription drug plans in the U.S., as over two million seniors rely on Universal American’s products for their health or prescription drug coverage. For more information on Universal American, please visit our website at www.universalamerican.com.

Matters discussed in this news release and oral statements made from time to time by representatives of Universal American may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although Universal American believes that the expectations reflected in any forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond Universal American’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact Universal American and the statements contained in this news release can be found in Universal American’s filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, Universal American claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Universal American assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

- OR-

INVESTOR RELATIONS COUNSEL:

Robert A. Waegelein	The Equity Group Inc.
Executive Vice President &	www.theequitygroup.com

Chief Financial Officer (914) 934-8820

Linda Latman (212) 836-9609

# # #